UNITED STATES
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Washington, D.C. 20549

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M FUND, INC.
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M FUND, INC.

February 5, 2019

Dear Policy Owner:

You are the owner of a variable life insurance or annuity policy and some (or all) of your policy's cash value is invested in M Fund, Inc. The Board of Directors (the "Board" or "Directors") of M Fund, Inc. (the "Corporation") is distributing this Information Statement in connection with the change in sub-adviser of the M International Equity Fund. The Board approved a new sub-advisory agreement with Dimensional Fund Advisors, LP to replace Northern Cross, LLC as the sub-adviser of the M International Equity Fund (the "Fund"). The Corporation has been granted an exemptive order by the Securities and Exchange Commission (the "SEC") that allows M Financial Investment Advisers, Inc. ("MFIA"), subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated entity without obtaining shareholder approval. This Information Statement also provides information on the amendment to the Investment Advisory Agreement for the Fund between MFIA and the Corporation, which reflects a decrease in the advisory fee for the Fund resulting from the change in sub-adviser. The Directors are distributing this Information Statement on or about February 5, 2019 to the shareholders of record as of January 31, 2019.

The Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the SEC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

If you have questions, please call your financial adviser.

Sincerely,

/s/ Bridget McNamara-Fenesy

Bridget McNamara-Fenesy
President, M Fund, Inc.

INFORMATION STATEMENT

M Fund, Inc.
M International Equity Fund

M Financial Plaza
1125 NW Couch Street, Suite 900
Portland, Oregon 97209

The Board of Directors (the "Board" or Directors") of M Fund, Inc. (the "Corporation") is distributing this Information Statement in connection with the change in sub-adviser of the M International Equity Fund. The Board approved a new sub-advisory agreement with Dimensional Fund Advisors, LP ("DFA") to replace Northern Cross, LLC ("Northern Cross") as the sub-adviser of the M International Equity Fund. The Corporation has been granted an exemptive order by the Securities and Exchange Commission (the "SEC") that allows M Financial Investment Advisers, Inc. ("MFIA"), subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated entity without obtaining shareholder approval. This Information Statement also provides information on the amendment to the Investment Advisory Agreement for the Fund between MFIA and the Corporation, which reflects a decrease in the advisory fee for the Fund resulting from the change in sub-adviser. The Directors are distributing this Information Statement on or about February 5, 2019 to the shareholders of record as of January 31, 2019.

The M International Equity Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the SEC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The M International Equity Fund has previously sent its annual report dated December 31, 2017 and its semiannual report dated June 30, 2018 to its shareholders. A copy of the Fund's most recent annual report and semiannual report may be obtained without charge by writing to M Fund, Inc., Attention: Hannah Hasbrook, M Fund, Inc. Administrator, at the address set forth above or by calling (888) 736-2878. In addition, the Fund's most recent annual report and semiannual report are available on its website at www.mfin.com. (Click on "M FUNDS" and then "Annual Report" or "Semi Annual Report".)

INFORMATION ON THE CHANGE IN SUB-ADVISER OF THE M INTERNATIONAL EQUITY FUND

Overview and Related Information

On November 15, 2018, the Board approved an amendment to the Investment Advisory Agreement for the M International Equity Fund dated November 30, 2018 (the "Amendment") and a new sub-advisory agreement for the M International Equity Fund dated November 30, 2018 (the "New Sub-Advisory Agreement"), between MFIA and DFA.

Northern Cross, LLP ("Northern Cross") previously served as the sub-adviser of the M International Equity Fund (the "Fund"). MFIA was notified that Northern Cross had lost a significant client that had accounted for 90% of its assets under management. Northern Cross provided assurances to MFIA and the Board that it intended to continue offering investment advisory services to the Fund. Despite these assurances, the Board believed it was in the best interests of shareholders to seek a replacement investment manager for the Fund. Subsequent to this decision, MFIA was notified by Northern Cross that no later than December 15, 2018, Northern Cross intended to close its offices and cease offering sub-advisory services to MFIA and the Fund. After a lengthy search of replacement sub-advisers MFIA recommended the appointment of DFA to assume responsibility for the day-to-day management of Fund. Upon the recommendation of MFIA and after carefully considering a variety of factors (as described below under "Basis for the Board's Approval of the New Sub-Advisory Agreement"), the Board voted on November 15, 2018 to terminate the sub-advisory agreement between MFIA and Northern Cross and to approve the New Sub-Advisory Agreement. Under the Investment Company Act of 1940 (the "1940 Act"), a mutual fund generally cannot enter into an advisory contract, such as a New Sub-Advisory Agreement, unless the shareholders of that fund vote to approve the new agreement. The Corporation and MFIA have been granted an exemptive order from the SEC that allows MFIA, subject to certain conditions, to enter into new sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The New Sub-Advisory Agreement became effective November 30, 2018. Under the New Sub-Advisory Agreement, the sub-advisory fee decreased. As a result of the decrease in the fee payable to the sub-adviser, MFIA recommended and the Board approved, an amendment to the Investment Advisory Agreement for the Fund to decrease the advisory fee payable by the Fund.

Information on the Investment Advisory Agreement and the Amendment to the Investment Advisory Agreement

Description of MFIA

MFIA is the investment adviser of the Fund. MFIA also advises M Large Cap Value Fund, M Large Cap Growth Fund and M Capital Appreciation Fund, each a series of the Corporation. As of December 31, 2018, MFIA had approximately $580 million in assets under management, all of which were assets of the Corporation. MFIA is controlled by M Financial Holdings Incorporated (dba M Financial Group), which owns 100% of the voting securities of MFIA. MFIA was organized on September 11, 1995. Although MFIA is not primarily responsible for the daily management of the Funds, it oversees the management of the assets of the Funds by each of the sub-advisers. In turn, each sub-adviser is responsible for the day-to-day management of a specific Fund.

M Financial Group is engaged in providing product development and marketing support services for participating insurance agents, who, collectively, own a majority of the outstanding stock of M Financial Group. As stockholders, such participating insurance agents share in the profits of M Financial Group via periodic stock or cash dividends. M Financial Group derives revenue from, among other things, investment advisory fees with respect to assets invested in the Corporation. Shareholders should be aware that these compensation arrangements may create economic incentives that could influence recommendations for the Funds.

Names, Addresses and Principal Occupations of Each Director of MFIA and Executive Officer of the Corporation

Name	Address	Principal Occupation
Michael J. Kiley	1125 NW Couch St., Suite 900, Portland, OR 97209	Director of MFIA, President and CEO, Chamberlain Group.
Malcolm L. Cowen, II	1125 NW Couch St., Suite 900, Portland, OR 97209	Director of MFIA, President, Cornerstone Advisors Asset Management, Inc.
Philip M. de Bruyn	1125 NW Couch St., Suite 900, Portland, OR 97209	Director of MFIA, Partner, Southern Wealth

Name	Address	Principal Occupation
Lawton M. Nease, III	1125 NW Couch St., Suite 900, Portland, OR 97209	Director of MFIA, President, Nease, Lagana, Eden & Culley, Inc.
Carl Peterson	1125 NW Couch St., Suite 900, Portland, OR 97209	Director of MFIA, Managing Principal, Lindberg & Ripple
Bridget McNamara-Fenesy	1125 NW Couch St., Suite 900, Portland, OR 97209

President of the Corporation, 2017-Present; President and CEO, M Securities Holdings, Inc. 2017-present; Vice President, M Securities Holdings, Inc. 2016-2017; Interim Chief Compliance Officer, M Securities Holdings, Inc. March 2016-September 2016; and President, Two Gaits Consulting 2001-2016.

Valerie Pimenta	1125 NW Couch St., Suite 900 Portland, OR 97209	Vice President of the Corporation, 2018-Present; Vice President and COO of M Securities, Inc. 2017-Present; Various roles, Fisher Investments, 2002-2017
David Lees	1125 NW Couch St., Suite 900, Portland, OR 97209

Secretary and Treasurer of the Corporation, 2007-present; Accounting Director, M Financial Group, 2007-present; Secretary and Treasurer, MFIA, 2007 to present; Secretary and Treasurer, M Financial Wealth Partners, Inc. and M Financial Asset Management, Inc., 2016-present.

Dean Beckley	1125 NW Couch St., Suite 900, Portland, OR 97209

Chief Information Security Officer of the Corporation, 2017-present; Director, Cyber Security & IT Operations, M Financial Group, 2016-present; Director, Technology of M Benefit Solutions, 2013-2016; and Senior Project Manager of M Financial Group, 2009-2013.

Description of the Current Investment Advisory Agreement

MFIA has acted as adviser for the Fund since its inception, and currently acts as the Fund's adviser pursuant to an investment advisory agreement dated September 1, 2001 as amended (the "Advisory Agreement"). The Board approved the Advisory Agreement at a meeting held on August 24, 2001 and last approved the continuance of the Advisory Agreement at a meeting held on March 16, 2018.

Under the Advisory Agreement, MFIA assumes overall responsibility, subject to the ongoing supervision of the Board, for administering all operations of the Corporation and for monitoring and evaluating the management of the assets of the Fund by the sub-advisers. MFIA provides or arranges for the provision of the overall business management and administrative services necessary for the Corporation's operations and furnishes or procures any other services and information necessary for the proper conduct of the Corporation's business. MFIA also acts as liaison among, and supervisor of, the various service providers to the Corporation, including the custodian, transfer agent, administrator, and accounting services agent. MFIA is also responsible for: (1) setting the Fund's overall investment strategies, (2) where appropriate, recommending to the Board the allocation and reallocation of assets among multiple sub-advisers, and (3) overseeing the Corporation's compliance with applicable law and with the Fund's investment objectives, policies and restrictions. The sub-advisers provide the day-to-day portfolio management for the Corporation's portfolios.

The Advisory Agreement provides that MFIA may render similar services to others (although there is no current intent for MFIA to do so), so long as the services that it provides to the Corporation are not impaired thereby. The Advisory Agreement also provides that MFIA will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Corporation, except for (i) willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its duties or obligations under the Advisory Agreement, and (ii) to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

Under the Advisory Agreement, MFIA received a fee of 0.70% on the first $1 billion of the average daily net assets of the M International Equity Fund and 0.65% on all assets in excess of $1 billion of the average daily net assets of the Fund. MFIA retained 0.15% of the fee and the remaining amount is paid to the sub-adviser.

Description of the Amendment to the Investment Advisory Agreement

The terms of the Advisory Agreement following the Amendment, which replaced the previous sub-adviser to the M International Equity Fund from Northern Cross to DFA, are substantially similar to those of the Advisory Agreement, except that: (i) the advisory fee for the Fund decreased due to the change in sub-adviser; and (ii) the date of the Amendment is different. The Advisory Agreement and the Amendment are set forth in Appendix A to this Information Statement. Descriptions of the Amendment are qualified in their entirety by reference to the full text of the Amendment as set forth in Appendix A.

The Amendment provides that the M International Equity Fund shall compensate MFIA at the annual rate of 0.15% on all assets plus (and only with respect to Fund assets which are not invested in a mutual fund that is advised by the Fund's sub-adviser) 0.32% on the first $100 million of the average daily net assets of the Fund and 0.27% on all assets in excess of $100 million of the average daily net assets of the Fund. MFIA retains the first 0.15% of the fee and pays the remainder to the sub-adviser.

Comparison of Fee Rates under the Investment Advisory Agreement and the Amendment

The fee rates payable to MFIA under the Advisory Agreement are more than the fee rates payable to MFIA under the Amendment. The table below sets forth the advisory fee rates payable to MFIA under the Advisory Agreement and the Amendment as a percentage of the average daily net assets of the Fund.

Advisory Fee Rates Payable to MFIA from the M International Equity Fund under the Advisory Agreement	Advisory Fee Rates Payable to MFIA from the M International Equity Fund under the Amendment
0.70% on the first $1 billion 0.65% on amounts over $1 billion	0.15% on all assets plus (and only with respect to Fund assets which are not invested in a mutual fund that is advised by the Fund's sub-adviser):
0.32% on the first $100 million
0.27% on all assets thereafter

Fees Paid Under the Investment Advisory Agreement and the Amendment

For the period January 1, 2018 through November 30, 2018, the M Fund paid aggregate advisory fees for the M International Equity Fund of $1,393,481, $298,603 of such amount was payable to MFIA and the remainder

($1,094,878) was payable to the sub-adviser, Northern Cross. If the Amendment and the New Sub-Advisory Agreement had been in place for the period January 1, 2018 through November 30, 2018, the Fund would have paid aggregate advisory fees of $881,842 with $298,603 of such amount payable to MFIA and the remainder ($583,239) payable to the sub-adviser, DFA. The difference between the amounts payable under the current agreement and the amounts that would have been payable if the Amendment and the new sub-advisory agreement had been in place was 0% for MFIA and 46.73% for the sub-adviser.

MFIA does not manage any other funds with a similar investment objective and strategy as the M International Equity Fund.

MFIA does not serve as investment adviser to any funds with a similar investment objective and strategy as the M International Equity Fund.

Basis for the Board's Approval of the Amendment

The Board approved the Amendment at their meeting held on November 15, 2018. The Board considered information provided by MFIA. In considering whether to approve the Amendment, the Board, including the Independent Directors, did not identify any single factor as determinative. Matters considered by the Board, including the Independent Directors, in connection with their approval of the Amendment included the following:

Capability; Nature and Quality of Services

The Board considered MFIA's experience as an investment manager. MFIA has been registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") since 1995. As of September 30, 2018, the Adviser had approximately $691 million in assets under management, all of which were assets of the Corporation. MFIA delegates the day-to-day investment of the Funds to their sub-advisers. MFIA monitors the general business activity of the sub-advisers through a variety of quarterly and annual questionnaires and on-site compliance meetings and reports significant changes and developments to the Board at least quarterly. The Board noted that a complete description of the services provided by MFIA and the experience of its officers was contained in its Form ADV, which was included in the Board Materials. The Board further noted that MFIA's organizational chart is also included in the Board Materials. The Board concluded that MFIA has the operational experience, capability, resources and personnel necessary to continue to manage the Funds.

Compliance History

The Board considered the regulatory compliance history of MFIA. MFIA and the Corporation rely on the same written policies and procedures, which are designed to prevent violations of the Advisers Act and the 1940 Act. MFIA had no material violations of its policies and procedures or its Code of Ethics during the quarter ended September 30, 2018. The Board noted that the SEC last completed an examination of the books and records of MFIA in 2016 and found no deficiencies. The Board concluded that MFIA's compliance program was adequate.

Investment Performance

The Board noted that investment performance for each Fund is primarily determined by the investment decisions of each Sub-Adviser. Management monitors each Fund's performance monthly and the Board reviews performance each quarter. The Board also noted that MFIA has the responsibility to manage each sub-advisory relationship and to make decisions about when to recommend a change in sub-adviser. The Board noted MFIA's active approach to evaluating each sub-advisory relationship including meeting annually with each sub-adviser. The Board concluded that MFIA was appropriately managing each sub-advisory relationship.

Advisory Fees

Each Fund pays a management fee to MFIA. MFIA retains 0.15% of the management fee and pays the balance of the management fee to the applicable Sub-Adviser. MFIA, through September 30, 2018, had net income of $531,131. The Board considered the profitability of MFIA and noted that no "fall-out" or collateral benefits were reported except the differentiation in the marketplace allowed by the relationship because M Member Firms were able to offer the Funds to their clients while the majority of their competitors were not. The Board concluded that the management fees and the portion of the management fees retained by MFIA were fair and reasonable.

Economies of Scale

The Board considered the benefits to investors of economies of scale. The portion of the management fee retained by MFIA does not decrease at breakpoints, but instead remains fixed at 0.15% of the average net daily assets of each Fund. As the Corporation's assets increase, fixed operating costs are spread over a larger asset base, resulting in a lower per share allocation of such costs. The Board concluded that these economies of scale benefit the Corporation's stockholders.

Operating Expenses

The Board considered the operating expenses of the Funds. In addition to MFIA's advisory fee, each Fund is also responsible for sub-advisory fees and payment of a portion of the Corporation's operating expenses. MFIA has contractually agreed to reimburse each Fund for expenses (other than advisory fees and extraordinary expenses) incurred by the Fund to the extent that they exceed 0.25% of the Fund's average daily net assets. As of October 31, 2018, no reimbursements had been made in 2018. The Board concluded that the Corporation's operating expenses were fair and reasonable.

Brokerage Transactions

The Board noted that the trading and execution for the Corporation's portfolios are handled by the sub-advisers. The Board further noted that the Corporation's CCO reviews each sub-adviser's written policies and procedures for fair trading and best execution at least annually. The Board considered that each quarter each sub-adviser that engaged in soft dollar transactions presents a soft-dollar report to the Board that contains soft dollar commission information. The Board concluded that it was satisfied with the sub-advisers' policies and procedures for broker selection and best execution.

Based on their evaluation of all factors that they deemed to be material and necessary to the exercise of its reasonable business judgment, including those factors described above, the Board, including the Independent Directors, determined to approve the Amendment.

The Amendment to the Advisory Agreement for the Fund does not require shareholder approval. We are not asking you for a proxy on this matter.

Information on the Change in Sub-Advisory Agreement for the Fund

Description of DFA

DFA is located at 6300 Bee Cave Road, Building One, Austin, Texas 78746. DFA is currently organized as a Delaware limited partnership and is controlled and operated by its general partner, Dimensional Holdings Inc. ("Dimensional").

Names, Address and Principal Occupations of Each Portfolio Manager, Executive Officer and Each Director or General Partner of DFA

Name	Address	Principal Occupation
Joseph H. Chi	6300 Bee Cave Road Building One Austin, TX 78746	Senior Portfolio Manager and Vice President of DFA

Name	Address	Principal Occupation
Jed S. Fogdall	6300 Bee Cave Road Building One Austin, TX 78746	Senior Portfolio Manager and Vice President of DFA
Mary T. Phillips	6300 Bee Cave Road Building One Austin, TX 78746	Senior Portfolio Manager and Vice President of DFA
Bhanu P. Singh	6300 Bee Cave Road Building One Austin, TX 78746	Senior Portfolio Manager and Vice President of DFA
Will Collins-Dean	6300 Bee Cave Road Building One Austin, TX 78746	Portfolio Manager and Vice President of DFA
David G. Booth	6300 Bee Cave Road Building One Austin, TX 78746	Executive Chairman and Director of Dimensional
David P. Butler	6300 Bee Cave Road Building One Austin, TX 78746	Co-Chief Executive Officer, Head of Global Financial Advisor Services and Director of Dimensional
Gerard K. O'Reilly	6300 Bee Cave Road Building One Austin, TX 78746	Co-Chief Executive Officer, Chief Investment Officer and Director of Dimensional
Eugene F. Fama	6300 Bee Cave Road Building One Austin, TX 78746	Director of Dimensional
Kenneth R. French	6300 Bee Cave Road Building One Austin, TX 78746	Director of Dimensional
John A. McQuown	6300 Bee Cave Road Building One Austin, TX 78746	Director of Dimensional

Description of the Previous Sub-Advisory Agreement

Prior to November 30, 2018, MFIA delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to Northern Cross pursuant to the Previous Sub-Advisory Agreement. The Board approved the Previous Sub-Advisory Agreement at a meeting held on

March 1, 2013. The Board most recently approved the continuance of the Previous Sub-Advisory Agreement at a meeting held on March 16, 2018. The Previous Sub-Advisory Agreement has not been approved by the shareholders of the Fund as it was entered into pursuant to an exemptive order granted to the Corporation by the SEC that allows the Adviser, subject to certain conditions, to enter into new sub-advisory agreements with unaffiliated entities without obtaining shareholder approval. Under the terms of the Previous Sub-Advisory Agreement, Northern Cross, used its own discretion and without prior consultation with MFIA, managed the investment operations and composition of the Fund. Northern Cross determined the securities to be purchased and sold and placed orders for such transactions. Northern Cross maintained the books and records of the Fund with regard to these portfolio transactions. Northern Cross was also required to report periodically to MFIA and the Board.

The Previous Sub-Advisory Agreement provided for sub-advisory fees payable to Northern Cross of 0.55% on the first $1 billion of the average daily net assets of the Fund and 0.50% on all assets in excess of $1 billion of the average daily net assets of the Fund. For the period January 1, 2018 through November 30, 2018, the sub-advisory fees paid to Northern Cross for its services to the Fund under the Previous Sub-Advisory Agreement were $1,094,878.13.

Description of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are substantially similar to those of the Previous Sub-Advisory Agreement, except that (a) all references to Northern Cross in the Previous Sub-Advisory Agreement have been changed to DFA in the New Sub-Advisory Agreement; (b) the sub-advisory fee for the Fund will decrease as a result of the change in sub-adviser and (c) the date of the New Sub-Advisory Agreement is different. The form of New Sub-Advisory Agreement is set forth in Appendix B to this Information Statement. Descriptions of the New Sub-Advisory Agreement are qualified in their entirety by reference to the full text of the Agreement as set forth in Appendix B.

The New Sub-Advisory Agreement, which was entered into on November 30, 2018 and which took effect on December 12, 2018, requires DFA to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of MFIA. Under the terms of the New Sub-Advisory Agreement, DFA is authorized to effect portfolio transactions for the Fund, using its own discretion and without prior consultation with MFIA. DFA is required to report periodically to MFIA and the Board.

The New Sub-Advisory Agreement provides that it will continue in effect for two years from the date of execution and thereafter from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or by the Board and (ii) the vote of a majority of the Independent Directors of the Corporation, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Advisory Agreement must be approved by MFIA and DFA and, if required by law, by a majority of the Independent Directors of the Corporation. The New Sub-Advisory Agreement may be terminated (i) at any time without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) on not more than 60 days' or less than 30 days' written notice by MFIA; or (iii) upon 90 days' written notice by DFA. The New Sub-Advisory Agreement will terminate automatically in the event of its "assignment," as defined in the 1940 Act.

The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated.

The New Sub-Advisory Agreement provides that DFA shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence of its obligations and duties.

Comparison of Fee Rates Under the Previous and New Sub-Advisory Agreements

The sub-advisory fee rates payable to Northern Cross under the Previous Sub-Advisory Agreement were more than the sub-advisory fee rates payable to DFA under the New Sub-Advisory Agreement. The table below sets forth the sub-advisory fee rates paid to Northern Cross under the Previous Sub-Advisory Agreement and the sub-advisory fee rates payable to DFA under the New Sub-Advisory Agreement as a percentage of the average daily net assets of the Fund.

Sub-Advisory Fee Rates Paid to Northern Cross under the Previous Sub-Advisory Agreement	Sub-Advisory Fee Rates Payable to DFA under the New Sub-Advisory Agreement
0.55% on the first $1 billion 0.50% on all amounts above $1 billion	0.32% on the first $100 million* 0.27% on all amounts over $100 million*

*  The Sub-Adviser shall not receive any sub-advisory fee for its sub-advisory services to the Fund with respect to assets of the Fund invested in any other mutual fund advised by the Sub-Adviser (the "Underlying Fund"), nor shall such assets count towards the application of the $100 million breakpoint.

Fees Paid Under the Previous and New Sub-Advisory Agreements

Because the fee rates payable under the Previous Sub-Advisory Agreement were more than the fee rates payable under the New Sub-Advisory Agreement,

the aggregate sub-advisory fees paid by the Fund will decrease as a result of the change in sub-advisers. For the period January 1, 2018 through November 30, 2018, the M Fund paid aggregate advisory fees for the M International Equity Fund of $1,393,481, $298,603 of such amount was payable to MFIA and the remainder ($1,094,878 was payable to the sub-adviser, Northern Cross. If the Amendment and the New Sub-Advisory Agreement had been in place for the period January 1, 2018 through November 30, 2018, the Fund would have paid aggregate advisory fees of $881,842 with $298,603 of such amount payable to MFIA and the remainder ($583,239) payable to the sub-adviser, DFA. The difference between the amounts payable under the current agreement and the amounts that would have been payable if the Amendment and the new sub-advisory agreement had been in place was 0% for MFIA and 46.73% for the sub-adviser.

DFA also serves as investment adviser or sub-adviser to the following funds with a similar investment objective and strategy as the Fund:

Name of Fund	Assets Under Management ($mm)	Sub-Advisory Fee as a Percentage of Net Assets
T.A. World ex U.S. Core Equity Portfolio	$3,693	32	bps
World ex U.S. Core Equity Portfolio	$3,399	32	bps

Basis for the Board's Approval of New Sub-Advisory Agreement

The Board approved the New Sub-Advisory Agreement at their meeting held on November 15, 2018 with an effective date of November 30, 2018. The Board considered the New Sub-Advisory Agreement in connection with a change in the sub-adviser for the Fund from Northern Cross to DFA. In considering whether to approve the New Sub-Advisory Agreement, the Board noted that MFIA was recommending the change of sub-adviser and the approval of the New Sub-Advisory Agreement as in the best interest of the Fund and its shareholders. They also considered information provided by MFIA and by DFA. In considering whether to approve the New Sub-Advisory Agreement, the Board, including the Independent Directors, did not identify any single factor as determinative. Matters considered by the Board, including the Independent Directors, in connection with their approval of the New Sub-Advisory Agreement included the following:

Capability; Nature and Quality of Services

The Board considered the capability, nature, extent and quality of services to be provided by DFA. The Board considered the information about DFA's experience as an investment manager. DFA was founded in 1981. As of September 30, 2018, DFA had approximately $596 billion of assets under management. The Board noted that DFA uses a team approach in all business aspects. In accordance with the team approach, DFA investment professionals make investment decisions based on guidelines, policies and procedures established by its investment committee. The Board concluded that DFA's investment team has significant operational experience and the capability, resources and personnel necessary to manage the Fund.

Compliance History

The Board considered the regulatory compliance history of DFA. The Board considered that DFA maintains written policies and procedures that are designed to prevent violations of the Advisers Act. The Board further considered that DFA certified that it has had no material violations of its policies and procedures or its Code of Ethics for the two-year period ended October 31, 2018 and there are no pending inquiries by the SEC or any other regulatory agency. Based upon information provided, the Board concluded that it was satisfied with the adequacy of DFA's compliance program and the Board would consider it further later in the Meeting.

Investment Performance

The Board considered information about the investment performance of DFA's strategy. The Board noted that as of September 30, 2018, DFA's International Equity Strategy exceeded its benchmark, the MSCI ACWI ex USA, for the three-, five- and since inception time periods. The Board noted that, relying on DFA's investment performance managing its international strategy, DFA's previous investment performance has been satisfactory.

Advisory Fees

The Board considered the advisory fees that would be payable to DFA. The Board reviewed the level of the proposed advisory fees for the Fund to those of other funds with similar strategies. The Board considered that DFA's total advisory fee includes 0.15% payable to MFIA as an Advisory fee; plus 0.32% on the first $100 million of assets under management; plus 0.27% on amounts over $100 million. The Board noted that the 0.32% and 0.27% fees exclude assets invested in the Underlying Fund. The Board further noted that DFA's fee is less than 17 of the 30 managers in the peer group. The Board considered that MFIA is unaware of any "fall-out" or collateral benefits to DFA, MFIA or the Corporation that could result from the new sub-advisory relationship. The Board noted that DFA will not engage in soft dollar transactions on behalf of the Fund. The Board concluded that the proposed advisory fees payable to DFA were fair and reasonable and supports the approval of the DFA Sub-Advisory Agreement.

Economies of Scale

The Board considered the benefit to investors of economies of scale. The Board considered that DFA's fee decreases at certain breakpoints. The Board also considered that as Fund assets increase, fixed operating costs are spread over a larger asset base, resulting in a lower per share allocation. The Board concluded that these economies of scale benefit stockholders of the Fund.

Operating Expenses

The Board considered the operating expenses of the Fund. The Board considered that, in addition to DFA's advisory fee, the Fund is also responsible for a portion of the Corporation's operating expenses. The Board noted that DFA's portion of these fees is currently projected to be 0.20% of daily net assets based on current Fund assets. The Board further noted that MFIA has contractually agreed to reimburse the Fund for expenses (other than advisory fees and extraordinary costs) incurred by the Fund to the extent that they exceed 0.25% of the Fund's daily net assets. The Board considered that total Fund expenses are projected to be 0.70% of daily net assets, which is lower than 18 of the funds in the peer group. The Board concluded that the operating expenses are expected to be fair and reasonable and support the approval of the DFA Sub-Advisory Agreement.

Brokerage Transactions

The Board considered the proposed brokerage arrangements by DFA on behalf of the Fund. The Board noted that the interim CCO has reviewed DFA's written policies and procedures for fair trading and best execution. The Board further noted that DFA selects brokers based on a number of stated criteria and that all brokerage firms ("Brokers") used by DFA must be approved in accordance with their policies and procedures. The Board considered that Brokers are reviewed by and approved by DFA at least annually by its investment committee. The Board noted that DFA does not engage in soft dollar transactions on behalf of the Fund. The Board concluded that it was satisfied with DFA's policies and procedures for broker selection and execution.

Based on its evaluation of all factors that they deemed to be material and necessary to the exercise of its reasonable business judgment, including those factors described above, the Board, including the Independent Directors, determined to approve the New Sub-Advisory Agreement with DFA.

The New Sub-Advisory Agreement for the Fund does not require shareholder approval. We are not asking you for a proxy on this matter.

OTHER INFORMATION

Information about the Corporation

The Corporation is an open-end management investment company established as a Maryland corporation on August 11, 1995. The Corporation consists of four separate investment portfolios, each of which is a separate mutual fund. Each Fund is a diversified open-end management investment company. The Corporation issues a separate class of stock for each Fund representing fractional undivided interests in that Fund. By investing in a Fund, an investor becomes entitled to a pro rata share of all dividends and distributions arising from the net income and capital gains on the investments of that Fund. Likewise, an investor shares pro rata in any losses of that Fund.

Investment Adviser.  MFIA is the investment adviser of the Corporation and its Funds. Bridget McNamara-Fenesy serves as President of the Adviser and President of the Corporation; and David Lees, Secretary and Treasurer of the Corporation, serves as Secretary and Treasurer of the Adviser.

The Adviser is a wholly-owned subsidiary of M Financial Holdings Incorporated, which does business under the name M Financial Group. M Financial Group is engaged in providing product development and marketing support services for participating insurance agents, who, collectively, own a majority of the outstanding stock of M Financial Group. As shareholders, they share in the profits of M Financial Group via periodic stock or cash dividends. M Financial Group derives revenue from, among other things, investment advisory fees with respect to assets invested in the Corporation and receives from insurance carriers compensation based, in part, upon the volume of insurance premiums generated by its participating agents. Clients should be aware that these direct and indirect compensation arrangements may create economic incentives, which could influence recommendations for particular financial products or services (including the Funds). These incentives include, but are not limited to, the following: (i) commissions or other compensation in respect of one particular financial service provider, product, investment, or service may exceed commissions or compensation payable in respect of a comparable provider, product or service; (ii) certain policy features or riders involving commissions or compensation that differ from compensation payable in respect of "base" or standard contractual features; and (iii) products or services that provide revenue, including override commissions or potential reinsurance profits, to M Financial Group could indirectly provide incentives to agents to recommend such products over similar products or services that do not provide revenue to M Financial Group.

The Adviser was organized on September 11, 1995. Although the Adviser is not primarily responsible for the daily management of the Funds, the Adviser oversees the management of the assets of the Funds by each of the Sub-Advisers. In turn, each Sub-Adviser is responsible for the day-to-day management of a specific Fund.

Principal Underwriter.  M Holdings Securities, Inc. acts as the distributor (the "Distributor") for each of the Funds. The Distributor is a wholly-owned subsidiary of M Financial Group. No fees are due the Distributor for these services. The Distributor conducts a continuous offering and is not obligated to sell a specific number of shares. The principal executive offices of the Distributor are in the same offices as the Corporation located at M Financial Plaza, 1125 NW Couch Street, Suite 900, Portland, OR 97209. The Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934; as an investment advisor under the Advisers Act; and is a member of the Financial Industry Regulatory Authority.

Administrator.  State Street Bank and Trust Company is the Corporation's administrator. The address of State Street Bank and Trust Company is One Lincoln Street, Boston, MA 02111.

Outstanding Shares and Significant Shareholders.  Appendix C lists the total number of shares outstanding as of January 31, 2019 for the Fund's shares. It also identifies holders, as of January 31, 2019, of more than 5% of the Fund, and contains information about the shareholdings in the Fund of the Directors and the executive officers of the Funds as of January 31, 2019.

Shareholder Proposals at Future Meetings.  The Corporation does not hold annual or other regular meetings of shareholders. Shareholder proposals for any future shareholders meeting must be received by the Corporation in writing a reasonable amount of time before the Corporation solicits proxies, to be considered for inclusion in the proxy materials for that meeting.

Certain Directors of the Corporation

No Directors have any substantial interest, direct or indirect, by security holdings or otherwise, in the new sub-advisory agreement for the Fund.

February 5, 2019

Appendix A

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment (the "Amendment") is made and entered into effective _____________, 2018 among M Financial Investment Advisers, Inc., a Colorado corporation (the "Adviser") and M Fund, Inc. a Maryland corporation (the "Fund" and with the Adviser, the "Parties").

RECITALS

A.  The Parties entered into an Investment Advisory Agreement dated September 1, 2001, as amended (the "Agreement").

B.  The Parties desire to amend the Agreement to revise the fee schedule set forth on Schedule A to the Agreement as a result of replacing the sub-adviser to the M International Equity Fund.

AGREEMENT

1.  Amendment. Schedule A is amended to read in its entirety to as set forth in Schedule A to this Amendment.

2.  Other Provisions. The provisions of the Agreement that are not amended or deleted by this Amendment remain unchanged and in full force and effect.

3.  Defined Terms. All capitalized terms used, but not defined in this Amendment, have the definitions given them in the Agreement.

[This space is intentionally blank.]

The Parties have caused this AMENDMENT TO ADVISORY AGREEMENT to be executed by their duly authorized officers as of the day and year first written above.

M FINANCIAL ADVISERS, INC.
_________________________________ By: Bridget McNamara-Fenesy, President
M FUND, INC.
_________________________________ By: Bridget McNamara-Fenesy, President

Schedule A
to the
Investment Advisory Agreement
between
M Fund, Inc.
and
M Financial Investment Advisers, Inc.

Pursuant to Section 5, the Fund shall pay the Adviser compensation at an effective annual rate as follows:

Name of Portfolio	Annual Rate of Compensation
M International Equity Fund	0.15% on all assets plus: 0.32% on the first $100 million* 0.27% on all assets thereafter*

*  these amounts exclude any assets which are invested in other DFA managed mutual funds.

M Large Cap Growth Fund	0.65% on the first $50 million 0.60% on the next $50 million 0.55% on all assets thereafter
M Capital Appreciation Fund	0.90%
M Large Cap Value Fund	0.45% of first $250 million 0.35% of next $250 million 0.30% of next $250 million 0.275% over $750 million

Appendix B

M FUND, INC.

INVESTMENT SUB-ADVISORY AGREEMENT
For The
M INTERNATIONAL EQUITY FUND

THIS AGREEMENT made and entered into this 30th day of November, 2018, by and between M Financial Investment Advisers, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Adviser"), and Dimensional Fund Advisors LP, a limited partnership organized and existing under the laws of the State of Delaware (the "Sub-Adviser").

WHEREAS, M Fund, Inc., a Maryland corporation (the "Fund"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is a series fund with a number of portfolios; and

WHEREAS, the Adviser is registered as an investment adviser pursuant to the Investment Advisers Act of 1940 (the "Advisers Act").

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the "Advisory Agreement") with the Fund, pursuant to which the Adviser acts as investment adviser to the M International Equity Fund portfolio of the Fund (the "Portfolio"), which is a series of the Fund; and

WHEREAS, the Adviser, with the approval of the Fund, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

WHEREAS, the Sub-Adviser is registered as an investment adviser pursuant to the Advisers Act.

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.  Duties of the Sub-Adviser. Subject to supervision by the Adviser and the Fund's Board of Directors (the "Board), the Sub-Adviser shall manage the investment operations of the Portfolio and the composition of the Portfolio, including the purchase, retention and disposition of securities and other assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a)  The Sub-Adviser shall provide supervision of the Portfolio's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested in cash.

(b)  In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Fund's Articles of Incorporation and Bylaws (as such terms are defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board and will conform to and comply with the applicable requirements of the 1940 Act, the Internal Revenue Code (the "Code") of 1986 as provided in Section 7(e) of this Agreement, and all other applicable federal and state laws and regulations, as each is amended from time to time. The Sub-Adviser will have a reasonable time to review and implement any changes to the Prospectus, Fund's Articles of Incorporation and Bylaws that affect the performance of its duties and obligations under this Agreement.

(c)  The Sub-Adviser shall determine the securities to be purchased or sold by the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage pursuant to the Sub-Adviser's relevant brokerage and portfolio management policies and procedures and consistent with applicable law. In executing Portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including, as applicable, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, subject to compliance with said

Section 28(e), to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer — viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Portfolio. The Sub-Adviser shall certify quarterly to the Fund as to the Sub-Adviser's compliance with Section 28(e). In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for the Portfolio's portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser) to take into account the sale of variable contracts investing through separate accounts in the Fund if the Sub-Adviser believes that the quality of the transactions and the commission are comparable to what they would be with other qualified firms. In no instance, however, will any Portfolio's securities be purchased from or sold to the Sub-Adviser, the Adviser, or any affiliated person of either the Fund, the Sub-Adviser or the Adviser, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d)  The Sub-Adviser shall maintain all books and records with respect to the Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Adviser or Board such periodic and special reports as the Adviser or Board may reasonably request.

  The Sub-Adviser shall keep the Portfolio's books and records required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information that is required to be filed by the Adviser or the Fund with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Fund obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are the property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the

Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of this Agreement (or, if there is no successor Sub-Adviser, to the Adviser).

(e)  The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's assets and shall provide the Adviser with such information upon request of the Adviser.

(f)  The Sub-Adviser shall cooperate with the Adviser, its representatives, and any third party retained thereby by the Adviser to review, audit, or make copies of the records required to be maintained by the Sub-Adviser hereunder.

(g)  The Sub-Adviser will provide reasonable assistance in connection with the determinations of the Adviser or the Fund's pricing agent, as the case may be, in valuing any portfolio security held by the Fund; provided, such assistance shall be limited to providing pricing recommendations for a security in the form and in the manner that Sub-Adviser provides a recommendation for that security to other funds that it sub-advises that are registered as investment companies under the 1940 Act

(h)  The Sub-Adviser shall promptly notify the Adviser of any material financial condition affecting the Sub-Adviser that is likely to materially impair the Sub-Adviser's ability to fulfill its commitments under this Agreement.

(i)  Unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or otherwise delegated to another party, Sub-Adviser shall vote, or abstain from voting, all proxies with respect to companies whose securities are held in the Portfolio, using its best good faith judgment to vote, or abstain from voting, such proxies in accordance with the Sub-Adviser's then-current Proxy Voting Policies and Procedures and provided that the relevant proxy materials have been forwarded to the Sub-Adviser in a timely manner by the Fund's custodian, provided that the Sub-Adviser will follow any written instructions received from the Adviser with respect to voting as to particular issues.

Sub-Adviser shall not be responsible to advise or act for the Adviser or the Fund in any legal proceedings, including any bankruptcy action or class action settlements, relating to the securities or assets currently or previously held or purchased or sold by the Fund; provided, however, that Sub-Adviser, upon request, shall provide Adviser with non-confidential information in Sub-Adviser's possession with respect to such proceedings.

(j)  The Sub-Adviser shall timely provide such information and data as may be reasonably requested by the Adviser regarding the Sub-Adviser's management of the Portfolio's assets, including, but not limited to, semiannual written Portfolio manager commentary and analysis, portfolio holdings and positions, and country and industry diversification tables.

(k)  The Sub-Adviser shall provide to the Adviser in a timely manner, such information as is needed by the Fund to properly prepare registration statements, proxy statements, and other documents required by SEC rules and regulations, including but not limited to information required by Items 5(a), 14, and 15 of SEC Registration Statement Form N-1A. The Sub-Adviser shall promptly, but in any event within five business days, inform the Adviser of any material change in such information.

(l)  The Sub-Adviser shall furnish the Adviser with any further documents, materials or information that Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

(m)  To the extent permitted by applicable laws and regulations, Sub-Adviser may, but shall be under no obligation to, aggregate the purchase or sale of securities or futures contracts made for the Portfolio and other client accounts or portfolios managed by the Sub-Adviser or its affiliates. In such event, Sub-Adviser will make allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner Sub-Adviser considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients, pursuant to the Sub-Adviser's relevant policies and procedures. Adviser acknowledges that in some cases the above-described process for aggregation and allocation may adversely affect the size of the position obtainable for the Fund.

  In rendering the services required under this Agreement, Sub-Adviser may, consistent with applicable law and regulations, from time to time, employ, delegate, engage, or associate with such affiliated or unaffiliated entities or persons as it believes necessary to assist it in carrying out its obligations under this Agreement; provided, however, that, in the case of any such delegation that involves any such entities or persons serving as an "investment adviser" to the Fund within the meaning of the 1940 Act, such delegation must meet the requirements of Sections 15(a) and 15(c) of the 1940 Act and related guidance of the Securities and Exchange Commission and its staff. Sub-Adviser shall remain liable to Adviser for the performance of Sub-Adviser's obligations hereunder and for the acts and omission of such other entities or persons, and Adviser shall not be responsible for any fees that any such entities or persons may charge to Sub-Adviser for such service

2.  Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

3.  Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a)  The Fund's Articles of Incorporation, as filed with the Secretary of State of the State of Maryland (such Articles of Incorporation, as in effect on the date of this Agreement and as amended from time to time, are herein called the "Articles of Incorporation");

(b)  Bylaws of the Fund (such Bylaws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "Bylaws"); and

(c)  The SEC Registration Statement for the Fund (the "Registration Statement")

  The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

4.  Compensation of the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser shall pay to the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rates specified in Schedule A, which is attached hereto and made part of this Agreement. The fee shall be calculated by applying a daily rate, based on the annual percentage rates as specified in Schedule A, to the average daily net assets of the Portfolio and shall be paid to the Sub-Adviser quarterly. The Sub-Adviser may, in its discretion and from time to time, waive all or a portion of its fee.

5.  Limitation of Liability of the Sub-Adviser. The Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser.

  The Sub-Adviser shall not be subject to any liability to the Portfolio or the Adviser for any act, omission, error of judgement or mistake of law or for any loss suffered by the Portfolio, any shareholder of the Portfolio or the Adviser either in connection with performance of the Sub-Adviser's obligations under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser, except a loss resulting from Sub-Adviser's breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

  The Sub-Adviser shall not be liable to the Adviser, the Portfolio or its shareholders for any action taken or omitted in good faith and reasonable reliance upon: (i) information, directions, instructions or requests, whether oral or written, with respect to a Portfolio made to the Sub-Adviser by a duly authorized officer of the Adviser or the Fund; (ii) the advice of counsel to the Fund; and (iii) any written instruction or certified copy of any resolution of the Fund's Board of Directors. This provision shall survive termination of this Agreement.

6.  Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser, its affiliates, and its controlling persons (the "Sub-Adviser Indemnified Persons") from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees) arising from a third-party claim that the Adviser may sustain as a result of (i) the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations, duties, representations or warranties under this Agreement, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus covering the Portfolio's shares, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon information furnished to the Adviser, the Fund, or the Portfolio by the Sub-Adviser; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder. For the purposes of this paragraph, the actions or omissions of the Sub-Adviser shall be deemed to include the actions or omissions of its affiliates, controlling persons, and agents.

  The Adviser shall indemnify and hold harmless the Sub-Adviser, its affiliates, and its controlling persons (the "Adviser Indemnified Persons") from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees) arising from a third-party claim that the Sub-Adviser may sustain as a result of (i) the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its obligations, duties, representations or warranties hereunder, or (ii) any untrue statement or alleged untrue statement of a material fact contained in a prospectus covering the shares of the Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser, the Fund, or the Portfolio by the Sub-Adviser; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder. For the purposes of this paragraph, the actions or omissions of the Adviser shall be deemed to include the actions or omissions of the Fund, the Portfolio, and their respective affiliates, controlling persons, and agents.

  In no event shall either party be liable for any consequential, indirect, punitive, or exemplary damages, or for lost profits under any provision of this Agreement, including with respect to a party's indemnification obligation under this Section 6 of this Agreement.

  This provision shall survive termination of this Agreement,

7.  Reports. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Portfolio, the Fund or the public that refer to the Sub-Adviser or its clients in any way prior to the use thereof and not to use such material if the Sub-Adviser reasonably objects to the use thereof in a writing received by the Adviser within five business days (or such other period as may be mutually agreed) after the Sub-Adviser's receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

  During the term of this Agreement, the Sub-Adviser agrees to furnish the Adviser at its principal office all sales literature or other materials prepared for distribution to shareholders of the Portfolio, the Fund or the public that refer to the Adviser, its clients or the Fund in any way prior to the use thereof and not to use such material if the Adviser reasonably objects to the use thereof in a writing received by the Sub-Adviser within five business days (or such other period as may be mutually agreed) after the Adviser's receipt thereof. The Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Adviser, its clients or the Fund. The Sub-Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Adviser or its clients in any way are consistent with those materials previously approved by the Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Adviser by first class or overnight mail, facsimile transmission equipment, e-mail, or hand delivery.

8.  Representations of Sub-Adviser. Sub-Adviser represents, warrants, and agrees as follows:

(a)  The Sub-Adviser (i) is registered as an investment adviser under Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Adviser of the occurrence of any event that would disqualify Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)  The Sub-Adviser has adopted a written code of ethics (the "Sub-Adviser Code") complying with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, has provided the Adviser with a copy of the Sub-Adviser Code, together with evidence of its adoption. The Sub-Adviser certifies that it has adopted procedures reasonably necessary to prevent "access persons" as defined in Rule 17j-1 ("Access Persons") from violating the Sub-Adviser Code. On a quarterly basis, the Sub-Adviser will either: (i) certify to Adviser that the Sub-Adviser and its Access Persons have complied with Sub-Adviser Code with respect to the Fund, or (ii) identify any material violations of the Sub-Adviser Code which have occurred with respect to the Fund. In addition, the Sub-Adviser will furnish at least annually to Adviser and the Board a written report that (a) describes any issues arising under the Sub-Adviser Code since the last report to the Board, including, but not limited to, information about material violations of the Sub-Adviser Code with respect to the Fund and sanctions imposed in response to the material violations and (b) certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Adviser Code.

(c)  The Sub-Adviser has provided the Adviser, and the Adviser acknowledges having received, a description or copy of the Sub-Adviser's policies and procedures for voting proxies relating to client securities and information concerning how they can obtain information concerning how the Sub-Adviser has voted proxies relating to securities held by the Fund. The Sub-Adviser shall inform the Adviser of any material changes to such policies and procedures on a monthly basis.

(d)  The Sub-Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act (copies of which have been provided to the Adviser, receipt of which is hereby acknowledged by the Adviser, and which are subject to review and approval by the Adviser and the Board) reasonably designed to prevent violation, by the Sub-Adviser and its supervised persons, at all times of all applicable provisions of the Advisers Act, and any rules and regulations adopted thereunder. The Sub-Adviser shall inform the Adviser on a monthly basis of any material changes in the written policies and procedures that apply to the services that the Sub-Adviser provides hereunder.

(e)  The Sub-Adviser shall manage the Portfolio's portfolio in compliance with the diversification requirements of (i) Section 817(h) of the Code and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (ii) Section 851(b)(3) of the Code.

(f)  The Sub-Adviser shall be responsible for ensuring compliance, by itself and its supervised persons, with the applicable provisions of the Registration Statement and the Articles and Bylaws of the Fund.

(g)  In order that the Board and the Fund's chief compliance officer may fulfill their obligations under Rule 38a-1 under the 1940 Act (and in addition to, and without limiting, its duties and obligations under other provisions of this Agreement), the Sub-Adviser agrees that (i) the policies and procedures established by the Sub-Adviser for managing the Portfolio, including, but not limited to all policies and procedures designed to ensure compliance with applicable federal and state laws and regulations governing the Sub-Adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Adviser and its authorized representatives, including the Fund's and the Adviser's chief compliance officers, not less frequently than annually; (ii) the Fund's chief compliance officer, and her (or his) agents and representatives, shall have reasonable access to the Sub-Adviser's officers and employees; and (iii) it will complete and promptly return to the Fund an annual due diligence questionnaire provided by the Fund.

9.  Nondisclosure and Confidentiality.

(a)  The Sub-Adviser acknowledges it is subject to and will abide by Section 204A of the Advisers Act regarding the misuse of non-public information.

(b)  In addition to and without limiting the generality of the foregoing and except as otherwise set forth in this Agreement or required by applicable law, each party will restrict access to the Confidential Information to its, its affiliates', or the other party's employees, directors, officers, attorneys, auditors, agents, service providers, consultants, sub-contractors, and advisers who will use it only (i) for the purpose for which the Confidential Information was provided to that party; (ii) as reasonably necessary for a party to meet its obligations under this Agreement; or (iii) as reasonably necessary for the provision of services to a party. The foregoing shall not prevent a party from disclosing Confidential Information that is (1) publicly known or becomes publicly known through no unauthorized act of its own, (2) rightfully received from a third party without obligation of confidentiality, (3) approved in writing by the other party for disclosure, (4) required to be disclosed to a regulator in the course of a routine regulatory examination; or (5) required to be disclosed pursuant to a requirement of a governmental agency, court order, or law so long as the disclosing party provides the other party with prompt written notice of such requirement prior to any such disclosure; however, such notice is not required if information is provided on an aggregate basis without specific attribution to the party providing the Confidential Information.

(c)  For the purposed of this Section 9, "Confidential Information" shall mean any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including portfolio holdings of the Fund, financial information or other information relating to a party to this Agreement, are to be regarded as confidential.

10.  Duration and Termination. This Agreement shall become effective upon its approval and at the time determined by the Fund's Board of Directors and by the vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that at any time the Adviser shall have obtained exemptive relief from the SEC permitting it to engage a sub-adviser without first obtaining approval of the Agreement from a majority of the outstanding voting securities of the portfolio(s) involved, this Agreement shall become effective upon its approval by the Fund's

Board of Directors at the time specified by the Board. Any sub-adviser so selected and approved shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act, until such shareholder approval is obtained.

  This Agreement shall continue in effect for a period of one year from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party, or (c) the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the other party. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Fund. As used in this Section 10, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

11.  Governing Law. This Agreement shall be governed by the internal laws of the State of Maryland, without regard to conflicts of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

12.  Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors.

13.  Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered by hand, transmitted by electronic facsimile or in portable document format (pdf), or mailed by registered, certified or overnight United States mail, postage prepaid, or sent by overnight delivery with a nationally recognized courier, addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	M Financial Investment Advisers, Inc. M Financial Plaza 1125 NW Couch Street, Suite 900 Portland, OR 97202 Attn: President
To the Sub-Adviser at:	Dimensional Fund Advisors 6300 Bee Cave Road, Bldg. 1 Austin, TX 78746 Attn: General Counsel

  Each such notice, advice or report shall be effective upon receipt or three days after mailing.

14.  Entire Agreement. This Agreement, except with respect to any written agreements entered into separately, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

15.  1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the parties hereto have caused this INVESTMENT SUB-ADVISORY AGREEMENT to be executed by their duly authorized officers as of the day and year first written above.

M FINANCIAL INVESTMENT
ADVISERS, INC.

/s/ Bridge McNamara-Fenesy Bridget McNamara-Fenesy President

DIMENSIONAL FUND ADVISORS LP

By: /s/ Carolyn O Name: Carolyn O Title: Vice President

Schedule A
to the
Investment Sub-Advisory Agreement
between
M Financial Investment Advisers, Inc.
and
Dimensional Fund Advisors LP

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an effective annual rate as follows:

Name of Portfolio	Annual Rate of Compensation*
M International Equity Fund	Break Point (assets)	Rate %
	First $100 million Excess over $100 million	0.32 0.27%%

*  The Sub-adviser shall not receive any sub-advisory fee for its sub-advisory services to the M International Equity Fund with respect to assets of the M International Equity Fund invested in any other mutual fund advised by the Sub-Adviser, nor shall such assets count towards the application of the $100 million breakpoint. The Sub-Adviser and the Adviser acknowledge that, as a shareholder of any mutual fund advised by the Sub-Adviser, the M International Equity Fund will be subject to the fees of that fund as outlined in such fund's currently effective registration statement.

Appendix C

Shares Outstanding
(as of January 31, 2019)

Fund	Number of Shares Outstanding
M International Equity Fund	16,117,225

Control Persons and Principal Shareholders

Shares of the Funds are owned by insurance companies as depositors of separate accounts, which are used primarily to fund variable annuity contracts and variable life insurance contracts. Persons or companies owning more than 25% of the outstanding shares of a Fund are presumed to "control" the Fund within the meaning of the 1940 Act. As a result, those persons or companies could take action with respect to a Fund without the consent or approval of other shareholders. As of January 31, 2019, John Hancock Variable Life Insurance Co. and Pacific Life Insurance Co. may each be deemed a control person of certain Funds in which their separate accounts hold more than 25% as reflected below:

M International Equity Fund
John Hancock Variable Life Insurance Co	34.19%

Pacific Life Insurance Co.	30.28%

As of January 31, 2019, the following shareholders may be deemed a principal shareholder of certain Funds in which their separate accounts hold more than 5% of the shares as reflected below:

M International Equity Fund
Pruco Life Insurance Co.	6.83%

Voya American Equities, Inc.	6.03%

The addresses of each owner of the Funds' shares are as follows:

John Hancock Variable Life Insurance Company, Boston, MA

Pacific Life Insurance Co., Newport Beach, CA

Pruco Life Insurance Co. of Arizona, Newark, NJ

Voya American Equities, Inc., Denver, CO

As of January 31, 2019, the officers and the members of the Board of the Company, as a group, owned less than 1% of the shares of the Fund.

C-1